SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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optionsXpress Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 18, 2008

Dear Stockholders:

You are cordially invited to attend the optionsXpress Holdings, Inc. annual meeting of stockholders at 10:00 a.m. Chicago time on May 22, 2008 at The Metropolitan Club, 233 S. Wacker Drive, 66th Floor, Chicago, Illinois. We are pleased to offer you the convenience of listening to our annual meeting by webcast at www.optionsXpress.com/investorrelations. The attached Notice of Annual Meeting and Proxy Statement describe all known items to be acted upon by stockholders at the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by Internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail. Please vote your shares as soon as possible.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing an optionsXpress stockholding or the non-voting portion of the voting instruction form you may receive through that entity. Please note that the document evidencing your shareholdings, to be used to gain entry to the meeting, is non-transferable.

We hope you will participate in the annual meeting, either in person or by proxy.

Sincerely,

David Fisher
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2008 annual meeting of stockholders of optionsXpress Holdings, Inc. will be held at 10:00 a.m. Chicago time May 22, 2008 in Chicago, Illinois at The Metropolitan Club, 233 S. Wacker Drive, 66th Floor, Chicago, Illinois. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1) The election of three Class III directors to each serve a term of three years;

(2) The approval of a proposal to adopt the 2008 Equity Incentive Plan;

(3) The ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2008; and

(4) To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 14, 2008 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination at the annual meeting and at 311 West Monroe Street, Suite 1000, Chicago, Illinois 60606 for ten days before the annual meeting between 8:30 a.m. and 4:30 p.m. Chicago time.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:  Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable portion of the enclosed proxy form to gain admission. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Adam DeWitt
Secretary

April 18, 2008
Chicago, Illinois

311 WEST MONROE STREET
SUITE 1000
CHICAGO, ILLINOIS 60606

PROXY STATEMENT

The Board of Directors, or Board, of optionsXpress Holdings, Inc. (“optionsXpress” or the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held at 10:00 a.m. Chicago time on May 22, 2008 at The Metropolitan Club, 233 S. Wacker Drive, 66th Floor, Chicago, Illinois and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are being mailed to stockholders on or about April 21, 2008. The fiscal year ended December 31, 2007 is referred to as “fiscal 2007” in this proxy statement.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board is soliciting proxies for the 2008 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on April 14, 2008, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers for fiscal 2007 and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

How may I obtain additional copies of the Company’s proxy materials, including the 10-K, and other financial information?

A full set of the Company’s proxy materials, including the proxy statement and 2007 Annual Report, which includes our 2007 Form 10-K, is enclosed. Stockholders may view or download additional copies of the proxy materials from our website at www.optionsXpress.com/investorrelations or request another free copy from:

optionsXpress Holdings, Inc.
Attn: Chief Financial Officer
311 West Monroe Street, Suite 1000
Chicago, Illinois 60606
(312-630-3300)

We will also furnish any exhibit to the 2007 Form 10-K if specifically requested.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting. In addition, management will report on our fiscal 2007 performance.

Who can attend the meeting?

Subject to space availability, all stockholders of record at the close of business on April 14, 2008, which is referred to herein as the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.

Who is entitled to vote at the meeting?

Only stockholders as of the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of optionsXpress common stock you owned as of the Record Date on each matter considered at the meeting. There is no cumulative voting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of our issued and outstanding stock entitled to vote at the meeting on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of the Record Date, 60,137,513 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 30,068,157 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by using one of the following three options:

•	Voting by mail. You may vote by mail by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope.

•	Voting on the Internet. You may do this by following the “Vote by Internet” instructions that came with your proxy statement. If you vote on the Internet, you do not have to mail in your proxy card. Certain stockholders may not be able to vote via the Internet. Please read the instructions that came with your proxy carefully.

•	Voting by telephone. You may do this by following the “Vote by Telephone” instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card. Certain stockholders may not be able to vote via the telephone. Please read the instructions that came with your proxy carefully.

•	You may vote in person at the meeting. We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from the brokerage firm that hold your shares in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

Your shares will be voted as you indicate.  If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the Notice of Annual Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted and certified by the Inspector of Election, who is an employee of Ashton Partners, the Company’s investor relations consultant.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors (Item 1).  Directors are elected by a plurality of the votes cast at the meeting, which means that the nominee who receives the highest number of properly executed votes will be elected as a director, even if that nominee does not receive a majority of the votes cast. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of 2008 Equity Incentive Plan (Item 2).  The approval of the 2008 Equity Incentive Plan requires the affirmative vote of the majority of the votes cast.

Approval of Independent Auditors (Item 3).  The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for fiscal 2008 requires the affirmative vote of the majority of the votes cast.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. You may not cumulate your votes for the election of directors.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for its 2008 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and not entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1). The approval of the 2008 Equity Incentive Plan (Item 2) and the ratification of the appointment of the Company’s independent auditors (Item 3) require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the election of directors, approval of the 2008 Equity Incentive Plan and the ratification of the appointment of Ernst & Young LLP as our independent auditor, even if the broker, bank or other nominee does not receive voting instructions from you.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the date of the anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be received not later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper written form, a stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

How may I obtain a copy of optionsXpress’ by-law provisions regarding stockholder proposals and director nominations?

You may contact the Chief Financial Officer at our principal executive offices, 311 West Monroe Street, Suite 1000, Chicago, Illinois 60606, for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our by-laws are also available on our website at www.optionsxpress.com/investorrelations.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1 —	ELECTION OF DIRECTORS

There are currently seven directors on our Board. The Board is classified into three classes of directors, with two Class I directors, two Class II directors and three Class III directors. At each annual meeting of stockholders, directors of one class are selected, on a rotating basis, to three-year terms, to serve as successors to the directors of the same class whose terms expire at that annual meeting. The terms of the current Class III directors will expire at the annual meeting, and this class contains the nominees to be elected to serve until the 2011 annual meeting. The current terms of the Class I and II directors will expire at the 2009 and 2010 annual meetings, respectively.

The candidates nominated by the Board for election as a director at the 2008 annual meeting of stockholders are James A. Gray, Ned W. Bennett and Steven Fradkin.

If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time.

Information regarding the director nominees and the directors continuing in office, as of March 31, 2008, is set forth below, including their ages, the period each has served on the Board and the nominees’ business experience. The information presented below for the director nominee and the directors continuing in office has been furnished to the Company by the director nominee and directors.

Nominees for Election as Class III Directors to Serve Until the 2011 Annual Meeting

James A. Gray
Director since 2004

Mr. Gray, 42, has served as our Chairman of the Board since our inception and as Chairman of the Board of optionsXpress, Inc. since 2000. Mr. Gray has served as President of G-Bar Limited Partnership, an independent proprietary trading firm, since 1996. Prior to that, Mr. Gray served as the Head of Equity Trading at G-Bar.

Ned W. Bennett
Director since 2004

Mr. Bennett, 65, has served as our Executive Vice Chairman since March 2007. Mr. Bennett was our Chief Operating Officer from our inception to March 2007 and has been Chief Executive Officer of optionsXpress, Inc. since August 2000. Mr. Bennett has served as a member of our Board since our inception. From July 1997 to May 1999, Mr. Bennett served in various positions at Dreyfus Brokerage Services, Inc. (Pacific Brokerage Services), including Chief Operating Officer. Mr. Bennett served as the Chief Executive Officer and Chief Operating Officer of ED&F Man International Services Inc. from December 1994 to July 1997 and served as President and Chief Executive Officer of Geldermann Securities, a ConAgra company, from November 1987 to December 1994, when the firm was purchased by ED&F Man International Inc.

Steven Fradkin
Director since 2006

Mr. Fradkin, 46, has served as a member of our Board since April 2006. Mr. Fradkin is Executive Vice President and Chief Financial Officer of the Northern Trust Corporation in Chicago, one of the world’s largest global asset management, asset servicing, and private wealth management firms. Prior to his current role, Mr. Fradkin led Northern Trust’s international business and was responsible for the strategy, business development, and ongoing support for clients located outside the United States.

The Board recommends a vote FOR the election of each of the directors listed above.

Class I Directors Whose Terms Continue Until the 2009 Annual Meeting

Howard L. Draft
Director since 2007

Mr. Draft, 54, has served as a member of our Board since April 2007. Howard Draft is Chairman and Chief Executive Officer of Draftfcb in Chicago, the global, behavior-based, integrated marketing communications firm resulting from the combination of Draft and Foote Cone & Belding by the Interpublic Group in 2006. Mr. Draft is widely recognized as a pioneer in direct marketing and integrated marketing offerings. Mr. Draft was one of the 13 original members of Kobs and Brady, whose name was changed three times to, Draft Direct Worldwide (1995), Draft Worldwide (1997), and eventually just Draft (2003). He has served as a member of the board of Chicago’s After School Matters and the board of trustees of Pediatric AIDS Chicago.

Bruce R. Evans
Director since 2005

Mr. Evans, 49, has served as a member of our Board since April 2005. Mr. Evans is currently a Managing Partner at Summit Partners, a venture capital and private equity firm, where he has worked since 1986. Previously, he held positions at IBM Corporation. Mr. Evans currently serves on the boards of directors for Unica Corporation, a provider of enterprise marketing management software, Hittite Microwave Corporation, a provider of high performance integrated circuits for wireless and wireline communication applications, and several private companies.

Class II Directors Whose Terms Continue Until the 2010 Annual Meeting

David A. Fisher
Director since 2007

Mr. Fisher, 39, has served as a member of our Board since August 2007. Mr. Fisher has served as our Chief Executive Officer since October 2007 and as our President since March 2007. Prior to that Mr. Fisher served as our Chief Financial Officer beginning in August 2004. From March 2001 to July 2004, Mr. Fisher served as Chief Financial Officer of Potbelly Sandwich Works, a national quick service restaurant chain. Prior to that, Mr. Fisher served as Chief Financial Officer and Secretary of Prism Financial Corporation, a publicly-traded, nationwide consumer financial services company, from August 1997 to February 2001. Mr. Fisher currently serves as an Off-Floor (industry) Director on the Chicago Board Options Exchange. Mr. Fisher is a member of the Illinois Bar.

S. Scott Wald
Director since 2005

Mr. Wald, 53, has served as a member of our Board since April 2005. Mr. Wald is the founder and President of Romar Services, L.L.C., a private investment firm. Mr. Wald is also the founder and former President and Chief Executive Officer of ASAP Software Express, or ASAP. Prior to founding ASAP, Wald was in product management for Hewlett-Packard Laser Printer operations. Mr. Wald currently serves on the boards of directors of SurePayroll, a web-based payroll system, which he launched in 2000 and McDonough Medical, a leading provider of dental imaging equipment.

ITEM 2 —	THE APPROVAL OF A PROPOSAL TO ADOPT THE 2008 EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve the Company’s 2008 Equity Incentive Plan (the “2008 Plan”). Upon recommendation of the Compensation Committee and subject to stockholder approval, the Board approved the 2008 Plan on February 21, 2008. The 2008 Plan is intended to supplement the 2005 Equity Incentive Plan (the “2005 Plan”) and the 2001 Equity Incentive Plan (the “2001 Plan”). If the stockholders approve the 2008 Plan, it will become effective on the day of the Annual Meeting.

We operate in a competitive market and our success depends in large part on our ability to attract, retain and reward employees of the highest caliber across the entire organization. To be able to do so we must offer our employees competitive compensation. We believe that providing equity compensation to our employees is an important component of total compensation in order to give them a sense of ownership and align their interests with all stockholders. The 2008 Plan provides the Board’s Compensation Committee with a sufficient range of tools and flexibility to help it make effective use of the shares authorized for incentive purposes.

The 2008 Plan is also designed to preserve our ability to deduct in full, for federal income tax purposes, the compensation recognized by certain executive officers in connection with certain awards granted under the 2005 Plan. Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with stock options, restricted stock, stock appreciation rights (“SARs”), deferred shares, and certain other stock-based or cash-based awards granted under the 2008 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2008 Plan. By approving the 2008 Plan, the stockholders will be approving, among other things:

•	the eligibility requirements for participation in the 2008 Plan;

•	the types of stock-based awards that may be granted under the 2008 Plan;

•	the performance measures upon which the grant or vesting of awards may be based;

•	the maximum numbers of shares for which stock-based awards intended to qualify as performance-based awards may be granted to an employee in any fiscal year; and

•	the maximum numbers of shares for which stock-based awards intended to qualify as a performance-based awards may be granted under the 2008 plan.

While we believe that compensation in connection with such awards under the 2008 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as “performance-based.” The Board believes that the 2008 Plan will serve a critical role in attracting and motivating high caliber employees, directors and consultants that will be essential to our future success. Therefore, our Board urges you to vote to approve the adoption of the 2008 Plan.

Summary of the 2008 Plan

The following summary of the 2008 Plan is qualified in its entirety by the specific language of the 2008 Plan, which appears as Exhibit A. You may also request a copy of the 2008 Plan by writing to optionsXpress Holdings, Inc., 311 West Monroe St, Suite 1000, Chicago, IL, 60606, Attention: Corporate Secretary. The text of the Plan Document is also available on our website at www.optionsxpress.com/investorrelations.

General.  The purpose of the Plan shall be to promote the long-term growth and profitability of the Company and its Subsidiaries by providing directors, officers and employees and certain other individuals who perform services for the Company with incentives to maximize stockholder value, and otherwise contribute to the success of the Company, and enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, stock appreciation rights, performance awards or any combination of the foregoing may be made under the 2008 Plan.

Administration.  The 2008 Plan will be administered by the Compensation Committee or, at the discretion of the Board, by the Board. (For purposes of this summary, the term “Committee” refers to either the Compensation Committee or the Board.) Subject to the provisions of the 2008 Plan, the Committee will determine in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the vesting of any award.

The Committee will have the authority to grant awards under this Plan that are contingent upon the achievement of performance goals. Such performance goals may be intended to qualify as “performance-based compensation” under Section 162(m) of the Code and shall be based on one or more of the following criteria: revenue, earnings per share, net income per share, share price, pre-tax profits, net earnings, net income, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, sales, total stockholder return relative to assets, total stockholder return relative to peers, financial returns (including, but not limited to, return on assets, return on equity and return on investment), cost reduction targets, customer satisfaction, customer growth, employee satisfaction, gross margin, revenue growth, or any combination of the foregoing.

Shares Available for the Plan:  Limit on Awards.  The maximum aggregate number of shares of stock that may be issued under the 2008 Plan will be equal to 2,500,000 shares. The number of shares authorized for issuance under the 2008 Plan will be increased automatically each year by the lesser of (i) five percent (5%) of the aggregate number of shares of common stock that were initially available for issuance pursuant to the Plan or (ii) the sum of (A) number of shares of common stock issued by the Company during the immediately preceding fiscal year upon exercise of options granted under the Plan or any predecessor incentive plan and (B) the number of shares of common stock that became vested during the immediately preceding fiscal year in connection with a stock award granted under the Plan or any predecessor incentive plan. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or is tendered or withheld for payment of exercise price or taxes, then those shares will thereafter be available for further grants under the Plan. In any one calendar year, the Committee may not grant to any one participant more than 500,000 shares.

Participation.  Participation in the Plan is limited to directors, officers and employees of, and other individuals performing services for the Company or its subsidiaries selected by the Committee. Nothing in the Plan or in any grant will interfere in any way with the right of the Company or a subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time.

Incentive and Non-Qualified Options.  Under the 2008 Plan, the Committee may grant incentive and non-qualified stock options. The exercise price per Share of each option awarded (“exercise price”) shall be established by the Committee, except that in the case of an incentive stock Option, the exercise price may not be less than 100% of the fair market value of a share of common stock as of the date of grant of the option. If an incentive stock Option award is made to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the fair market value of a share of common stock as of the date of grant of the option. The term during which each option may be exercised shall be determined by the Committee, but in general, no option shall be exercisable more than ten years from the date it is granted. If required by the Code, the aggregate fair market value (determined as of the grant date) of Shares for which an incentive stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries may not exceed $100,000.

If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company due to death or disability, all of the participant’s options that were exercisable shall remain exercisable for a period of 180 days. Upon retirement, all of the participant’s options that were exercisable on the date of retirement shall remain exercisable for a period of 90 days. Upon termination for cause, all of the participant’s options will expire and be forfeited immediately upon termination. For all other terminations, all of the participant’s options that were exercisable shall remain exercisable for a period of 90 days.

Stock Appreciation Rights.  Each SAR will entitle the holder to receive the difference between the base price and the fair market value of one share on the date of exercise of the SAR. The base price of an SAR shall be established by the Committee. The term during which each SAR may be exercised shall be determined by the Committee, but in general, no SAR shall be exercisable more than ten years from the date it is granted. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company due to death or disability, all of the participant’s SARs that were exercisable shall remain exercisable for a period of 180 days. Upon retirement, all of the participant’s SARs that were exercisable on the date of retirement shall remain exercisable for a period of 90 days. Upon termination for cause, all of the participant’s SARs will expire and be forfeited immediately upon termination. For all other terminations, all of the participant’s SARs that were exercisable shall remain exercisable for a period of 90 days.

Restricted Stock.  Each grant of shares of restricted stock will specify the restrictions, the duration of the restrictions and when the restrictions lapse. Except as otherwise provided by the Committee, during the restriction period, the participant shall have all of the rights of a holder of common stock, including but not limited to the rights to receive dividends and to vote. Any stock or other securities received as a distribution with respect to participant’s restricted stock shall be subject to the same restrictions then in effect for the restricted stock. If a participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company due to death, disability or retirement, all restrictions on shares of restricted stock granted to such participant will lapse. Upon termination for any other reason, all of participants restricted shares will be forfeited. The Committee also has the ability to issue SARs and options which are exercisable for shares of restricted stock. Should the participant cease to be eligible for participation in the 2008 Plan, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those shares of restricted stock.

Deferred Shares.  Each grant of deferred shares to participants are rights to receive shares, cash, or a combination thereof at the end of a specified deferral period. Prior to satisfaction of an award of deferred shares, an award of deferred shares carries no voting, dividend or other rights associated with share ownership. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary during the applicable deferral period, the participant’s deferred shares shall be forfeited. The Committee may determine in any individual case to waive forfeitures of deferred shares in the event of terminations resulting from specified causes.

Dividend Equivalents.  The Committee is authorized to grant dividend equivalents to a participant entitling the participant to receive cash, shares, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock of the Company, or other periodic payments.

Other Stock Based and Cash Awards.  The Committee is authorized to grant to participants other awards that may be based on shares of common stock of the Company. The Committee shall determine the terms and conditions of such awards. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted.

Performance Awards.  The Committee is authorized to grant performance awards (including awards of options, restricted stock, SARs or deferred shares) to participants, which provide the right to receive shares, the fair market value of shares paid in cash, or a combination thereof at the end of a specified performance period after the attainment of certain performance goals. The Committee will establish the performance goals for each performance period and performance award grant. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company, the participant’s performance awards shall be forfeited.

Transfer Restrictions.  Unless the Committee determines otherwise, no awards granted under the 2008 Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s family member by gift or a qualified domestic relations order as defined by the Internal Revenue Code of 1986 (the Code). Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by participant; by his or her family member if such person has acquired the award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option or SAR is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that incentive stock options may be exercised by any family member, guardian or legal representative only if permitted by the Code.

Amendment of Options and Amendment/ Termination of Plan.  The Board or the Compensation Committee generally have the power and authority to amend or terminate the 2008 Plan at any time without approval from our stockholders. The Compensation Committee generally has the authority to amend the terms of any outstanding award under the 2008 Plan, including, without limitation, the ability to reduce the exercise price of any options or to accelerate the dates on which they become exercisable or vest, at any time without approval from our stockholders. No amendment will become effective without the prior approval of our stockholders if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, under provisions of Section 422 of the Internal Revenue Code or by any listing requirement of the principal stock exchange on which our common stock is then listed. Unless previously terminated by the board or the committee, the 2008 Plan will terminate on the tenth anniversary of its adoption. No termination of the 2008 Plan will materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives therefore granted under the Equity Incentive Plan.

New 2008 Plan Benefits

No awards will be granted under the 2008 Plan prior to its approval by the stockholders of the Company. With the exception of stock options that will be granted under the terms of the 2008 Plan to non-employee directors, all awards under the 2008 Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. The table below sets forth the awards that we know will be received under the 2008 Plan during the fiscal year ending December 31, 2008 by certain individuals and groups. Pursuant to the rules of the Securities and Exchange Commission. Since non-employee directors awards are based on the closing price of the Company’s common stock on the date of the grant, for purposes of illustration, the figures below assume the value of the Company’s common stock and options on the date of the grant (May 23, 2008) will be equal to the value of the Company’s common stock and options on March 31, 2008. The actual grants may vary based on the actual value of the Company’s common stock and options on the date of the grant (May 23, 2008). Discretionary awards may be made under the 2008 Plan to executive officers, but there are no awards currently approved.

NEW PLAN BENEFITS

Name and Position	Shares

David A. Fisher	0
Adam J. DeWitt	0
Ned W. Bennett	0
Peter Bottini	0
Benjamin S. Morof	0
All Current Executive Officers, as a Group	0
All Current Directors Who Are not Executive Officers, as a Group (five persons)	56,500
All Employees, Including all Current Officers Who Are not Executive Officers, as a Group	0

The Board believes that the adoption of the 2008 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

The Board of Directors recommends a vote FOR approval of the 2008 Equity Incentive Plan.

ITEM 3 —	THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2008

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and has further directed that the Board submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. During fiscal year 2007, Ernst & Young LLP served as the Company’s independent registered public accounting firm. See “Principal Accountant Fees and Services” on page 33. This proposal is put before the stockholders because, though the stockholder vote is not binding on the Audit Committee, the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent auditors. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the
Company’s independent auditors for fiscal 2008. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

ITEM 4 —	OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2008 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors

The Board held 8 meetings during 2007. The standing committees of the Board held 17 meetings during the year. Each director attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which he served held during the period for which he served as a director in 2007.

Attendance at Annual Meetings of the Stockholders

All directors are encouraged to attend the annual meeting of the stockholders and all directors properly nominated for election are expected to attend the annual meeting of the stockholders. In 2007, six out of seven directors attended the annual meeting of the stockholders.

Director Independence

Certain rules of the Nasdaq Global Market require that the Board be comprised of a majority of “independent directors,” that the Audit Committee be comprised solely of “independent directors,” that the Compensation Committee be comprised solely of “independent directors,” and that the Nominating and Corporate Governance Committee be comprised solely of “independent directors” as defined under the Nasdaq Marketplace Rules.

Based upon the information submitted by each of its directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has made a determination that all of our current directors, with the exception of Mr. Fisher and Mr. Bennett, satisfy the “independence” requirements of the Nasdaq Global Market and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the Company’s Corporate Governance Guidelines as well as those in the Nasdaq Global Market listing standards.

Executive Sessions

The Company’s Corporate Governance Guidelines require the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings is Mr. Gray, the Chairman of the Board.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Corporate Secretary, 311 West Monroe Street, Suite 1000, Chicago, Illinois 60606. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at 1-866-240-0706, which is available 24 hours per day, 365 days per year, and leaving a recorded message, (2) writing to the Audit Committee, c/o the Corporate Secretary of optionsXpress Holdings, Inc. at 311 West Monroe Street, Suite 1000, Chicago, Illinois 60606, or (3) submitting a report online via the Company’s intranet. In each case, reports will be received by the Company’s Chief Compliance Officer who will forward the message to the Audit Committee where warranted. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are set forth below. Committee members hold office for a term of one year. The written charters for each committee described below appear on our website at www.optionsXpress.com/investorrelations.

Audit Committee.  The Audit Committee is responsible for (1) the appointment, compensation, retention and oversight of the work of the independent auditors engaged for the purpose of preparing and issuing an audit report; (2) reviewing the independence of the independent auditors and taking, or recommending that our Board take, appropriate action or oversee their independence; (3) approving, in advance, all audit and non-audit services to be performed by the independent auditors; (4) overseeing our accounting and financial reporting processes and the audits of our financial statements; (5) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; (6) engaging independent counsel and other advisors as the Audit Committee deems necessary; (7) determining compensation of the independent auditors, compensation of advisors hired by the Audit Committee and ordinary administrative expenses; (8) reviewing and assessing the adequacy of a formal written charter on an annual basis; and (9) handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

Our Audit Committee consists of Mr. Fradkin, as chair, Mr. Evans and Mr. Wald, each of whom satisfies the Audit Committee independence requirements of the Nasdaq Global Market and the Securities and Exchange Commission. Our Board has determined that Mr. Fradkin and Mr. Evans each qualify as an “Audit Committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee held 11 meetings in 2007.

Compensation Committee.  The Compensation Committee is responsible for (1) determining, or recommending to our Board for determination, the compensation and benefits of all of our executive officers; (2) reviewing our compensation and benefit plans to ensure that they meet corporate objectives; (3) administering our stock plans and other incentive compensation plans; and (4) such other matters that are specifically delegated to the Compensation Committee by our Board from time to time. Our Compensation Committee currently consists of Mr. Wald, as chair, Mr. Gray and Mr. Evans, each of whom satisfies the independence requirements of the Nasdaq Global Market. The committee held 6 meetings in 2007.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee’s purpose is to assist our Board by identifying individuals qualified to become members of our Board consistent with criteria set by our board and to develop our corporate governance principles. This committee’s responsibilities will include: (1) selecting, or recommending to our Board for selection, nominees for election to our Board; (2) making recommendations to our Board regarding the size and composition of the Board, committee structure and makeup and retirement procedures affecting Board members; (3) monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance; and (4) such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time. Our Nominating and Corporate Governance Committee consists of Mr. Gray and Mr. Evans, each of whom satisfies the independence requirements of the Nasdaq Global Market. The Board fulfilled the functions of the Nominating and Corporate Governance Committee in 2007 and it did not meet separately during the year.

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. There are no specific minimum qualifications that the nominating committee believes must be met by a nominee; however, desired qualities to be considered include: high-level leadership experience in business or administrative activities and significant accomplishments related thereto; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; and willingness to assume broad fiduciary responsibility.

The Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. In evaluating candidates, the committee considers the person’s judgment, skills, experience, age, independence, understanding of the Company’s business or other related industries as well as the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board.

The Company has not paid a fee to any third party to identify or assist in identifying of valuating potential nominees.

Corporate Governance Guidelines

The Board adopted a set of Corporate Governance Guidelines, which, among other things, set forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommended changes to the Board for approval. The current guidelines are published on the Company’s website at www.optionsxpress.com/investorrelations.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, fair dealing and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any waiver of the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and must be promptly disclosed as required by law or the rules and regulations of the Nasdaq Global Market. The full text of the Code of Ethics is published on our website at www.optionsxpress.com/investorrelations. You may also obtain a copy at no cost by contacting out Chief Financial Officer at our principal executive offices, 311 West Monroe Street, Suite 1000, Chicago, Illinois 60606.

EXECUTIVE OFFICERS

The following table sets forth information with respect to our Named Executive Officers.

Name and Age	Position	Background

David A. Fisher, 39	President	Mr. Fisher has served as our Chief Executive Officer since October 2007 and as our President since March 2007. Prior to that Mr. Fisher served as our Chief Financial Officer beginning in August 2004. From March 2001 to July 2004, Mr. Fisher served as Chief Financial Officer of Potbelly Sandwich Works, a national quick service restaurant chain. Prior to that, Mr. Fisher served as Chief Financial Officer and Secretary of Prism Financial Corporation, a publicly-traded, nationwide consumer financial services company, from August 1997 to February 2001. Mr. Fisher currently serves as an Off-Floor (industry) Director on the Chicago Board Options Exchange. Mr. Fisher is a member of the Illinois Bar.

Name and Age	Position	Background

Adam J. DeWitt, 35	Chief Financial Officer	Mr. DeWitt has served as our Chief Financial Officer since March 2007. Previously, Mr. DeWitt held the position of Vice President of Finance where he managed financial reporting, budgeting, investor relations and corporate development. Prior to joining us in March 2005, he held a similar position at JPMorgan Chase from March 2001.
Ned W. Bennett, 65	Executive Vice Chairman	Mr. Bennett has served as our Executive Vice Chairman since March 2007. Mr. Bennett was our Chief Operating Officer from our inception to March 2007 and has been Chief Executive Officer of optionsXpress, Inc. since August 2000. Mr. Bennett has served as a member of our Board since our inception. From July 1997 to May 1999, Mr. Bennett served in various positions at Dreyfus Brokerage Services, Inc. (Pacific Brokerage Services), including Chief Operating Officer. Mr. Bennett served as the Chief Executive Officer and Chief Operating Officer of ED&F Man International Services Inc. from December 1994 to July 1997 and served as President and Chief Executive Officer of Geldermann Securities, a ConAgra company, from November 1987 to December 1994, when the firm was purchased by ED&F Man International Inc.
Peter Bottini, 38	Executive Vice President Trading and Customer Service	Mr. Bottini has served as our Executive Vice President Trading and Customer Service since he joined the Company in August 2002. From March 2000, he ran the designated primary market maker function at G-Bar Limited Partnership. From April 1993, Mr. Bottini was a market maker on the floor of the Chicago Board of Options Exchange. Mr. Bottini is currently an Industry Director of the International Securities Exchange, LLC, and he serves on the Securities Industry and Financial Markets Association Options Committee.
Benjamin Morof, 39	Chief Compliance Officer and General Counsel	Mr. Morof has served as our Chief Compliance Officer since inception and our General Counsel since October 2007. He has also served as Chief Compliance Officer of optionsXpress, Inc. since January 2002. Mr. Morof also served as Executive Vice President, Operations and Compliance, of optionsXpress, Inc. from October 2000 to December 2001. From August 1996 to September 2000, Mr. Morof served in various positions at ED&F Man International Securities Inc. Mr. Morof is a member of the Illinois Bar.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s Common Stock, as of the Record Date, by each person known by the Company to own more than 5% of our common stock, each director and nominee for director, and each of the executive officers identified in the Summary Compensation Table and by all of its directors and executive officers as a group (11 persons). The table lists the number of shares and percentage of shares beneficially owned based on 60,507,163 shares of common stock outstanding as of March 31, 2008 and a total of 355,818 common stock options currently exercisable or exercisable by our directors and executive officers as a group within 60 days of March 31, 2008. Information in the table is derived from Securities and Exchange Commission filings made by such persons on Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned(1)	of Class

G-Bar Limited Partnership(2)	10,536,620	17.4%
440 South LaSalle, Suite 650 Chicago, Illinois 60605
Franklin Resources Inc.(3)	4,109,776	6.8%
One Franklin Parkway San Mateo, California 94403
James A. Gray(4)	12,997,075	21.5%
David S. Kalt(5)	2,228,858	3.7%
Ned W. Bennett(6)	2,094,404	3.5%
David A. Fisher(7)	214,480	*
Peter Bottini(8)	100,000	*
Bruce R. Evans(9)	57,470	*
Benjamin Morof(10)	43,202	*
Scott Wald(11)	33,973	*
Adam J. DeWitt(12)	21,900	*
Steven Fradkin(13)	14,470	*
Howard C. Draft(14)	7,470	*
All directors and executive officers as a group (11 persons)	17,813,302	29.4%

*	Less than one percent

(1)	Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 31, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.

(2)	Information is based on the Form 4 filed by G-Bar Limited Partnership on December 27, 2007. Represents shares owned directly or indirectly by G-Bar Limited Partnership (G-Bar). Avrum Gray has the power to vote and/or dispose of these shares. James A. Gray is the President of G-Bar. Avrum Gray and James A. Gray each disclaim beneficial ownership of these shares.

(3)	Information is based on the Schedule 13G filed jointly by Franklin Resources, Inc. (FRI), Charles B. Johnson and Rupert H. Johnson, Jr. on February 14, 2008. Shares reported are beneficially owned by one or more open-

or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Franklin Advisers, Inc., a subsidiary of FRI, is the beneficial owner of 3,781,632 of the reported shares. Fiduciary Trust Company International, a subsidiary of FRI, is the beneficial owner of 245,823 of the reported shares. Franklin Templeton Portfolio Advisors, Inc., a subsidiary of FRI, is the beneficial owner of 66,421 of the reported shares.

(4)	Includes 10,536,620 shares held by G-Bar of which Mr. Gray is the President and 2,441,780 shares held by the JG 2002 Delta Trust in which Mr. Gray is the trustee. Mr. Gray disclaims beneficial ownership of the reported shares. Also includes 13,665 of currently exercisable options.

(5)	Mr. Kalt is not required to file ownership information publicly following his departure as Chief Executive Officer of the Company in September 2007. Reflects most recently available public data.

(6)	Includes 177,718 shares held by the Delaware Charter Guarantee & Trust Company F/ B/ O Ned Bennett IRA in which Mr. Bennett is the trustee and 1,601,347 shares held by Whiskey Golf Investments LP and 245,918 shares held by Whiskey Golf Investments II LP. Mr. Bennett disclaims beneficial ownership of the reported shares. Also includes 18,501 options exercisable within 60 days of March 31, 2007. Mr. Bennett has pledged 100,000 shares to Lehman Brothers as security for a loan.

(7)	Includes 162,188 options exercisable within 60 days of March 31, 2007.

(8)	Includes 100,000 options exercisable within 60 days of March 31, 2007.

(9)	Includes 5,466 options exercisable within 60 days of March 31, 2007.

(10)	Includes 200 shares held by David Morof and 200 shares held by Henry Morof, his sons. Benjamin Morof disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 900 options exercisable within 60 days of March 31, 2007.

(11)	Includes 19,466 options exercisable within 60 days of March 31, 2007.

(12)	Includes 17,700 options exercisable within 60 days of March 31, 2007.

(13)	Includes 12,466 options exercisable within 60 days of March 31, 2007.

(14)	Includes 5,466 options exercisable within 60 days of March 31, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of common stock with the Securities and Exchange Commission and the Nasdaq Global Market. Based on a review of the ownership reports filed with the Securities and Exchange Commission during 2007 and representations and information provided to us by persons required to make such filings, the Company believes that all Section 16(a) filing requirements were met during the year, except that Mr. Draft filed a late Form 3 on May 30, 2007 with respect to his initial statement of beneficial ownership of securities on April 24, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis (CD&A) provides a narrative overview of our executive compensation philosophy, programs and policies. It is intended to highlight for investors material information relating to our executive compensation programs and includes analysis on the compensation earned by our named executive officers (NEOs) as detailed in the executive compensation tables. The NEOs include individuals who served as optionsXpress’ Chief Executive Officer, Chief Financial Officer, as well as the other three most highly compensated executive officers of optionsXpress, who served in such capacities during fiscal 2007.

Compensation-related Governance and Role of the Compensation Committee

Committee Membership and Charter.  During 2007, the Compensation Committee was comprised of S. Scott Wald, Bruce R. Evans and James A. Gray, each of whom is expected to serve on the committee through 2008. Each of the members is considered “independent” according to the Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. The Compensation Committee has overall responsibility for evaluating the executive compensation plans, policies, and programs of optionsXpress and recommending such plans, policies and programs to the full Board. The Compensation Committee determines the compensation of the Chief Executive Officer and also reviews and recommends to the Board for approval the salaries and bonuses for our other executive officers. Further, the Compensation Committee oversees the design and administration of equity-based and incentive compensation plans and programs. We have adopted a written charter for the Compensation Committee, which sets forth the Compensation Committee’s duties and responsibilities. Our current charter is available on our website at www.optionsXpress.com/investorrelations.

Role of Executives in Committee Meetings.  The Chief Executive Officer and the Chief Financial Officer attend most meetings. The Chief Executive Officer and the Chief Financial Officer, working closely with the Compensation Committee Chair, are responsible for the administrative aspects of all meetings, including taking the official meeting minutes and preparing the meeting agendas. The Compensation Committee relies upon Mr. Fisher’s assessment of each executive’s individual performance, which considers the executive’s efforts in achieving his or her individual goals each year and managing and developing employees. Individual goals for executive officers are established by Mr. Fisher in consultation with each executive officer and the Compensation Committee. Management also plays an important role in preparing and recommending an annual budget and other business performance targets.

Role of Compensation Consultants.  The Compensation Committee’s charter gives it the authority to hire outside consultants to further its objectives and responsibilities. In 2007, the Compensation Committee engaged Pearl Meyer & Associates, a compensation consulting firm, to assess the effectiveness and structure of our overall executive compensation program and to assist in the development of a new equity plan for implementation in 2008 that would be competitive in attracting and retaining key executives. In addition, the Compensation Committee reviews compensation survey data from Equilar, a compensation consulting firm, to help the Compensation Committee compare optionsXpress’ executive compensation to that of its peers.

Timing of Equity Incentive Grants.  In 2007, the Compensation Committee revised the timing of equity awards so that executives now typically receive their annual equity awards the day following the first quarter Compensation Committee meeting, which has occurred in the latter half of February for each of the last two years. Non-executive employee annual grants are typically made the first day of each calendar quarter, depending on the hire date anniversary for each employee. Directors typically receive their annual equity grants the day following the Annual Meeting.

Compensation Philosophy and Objectives

Our compensation program is designed to reward executives based on favorable individual performance and favorable Company financial results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on companywide, departmental and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the our stockholders. optionsXpress strives to create an entrepreneurial environment where its employees feel valued and rewarded for their contributions to our sustainable growth plan. Ultimately, our compensation program should align the interests of our management team with those of our stockholders.

In structuring a compensation program that will responsibly implement these principles, we consider the following objectives:

•	attracting and retaining individuals critical to the long-term success of optionsXpress;

•	rewarding the achievement of our strategic initiatives and short- and long-term goals;

•	compensation should appropriately reflect differences in position and responsibility;

•	a substantial portion of total compensation should be contingent on, and variable with, companywide, departmental and individual performance;

•	compensation should be reasonable; and

•	the compensation program should be understandable and transparent.

Our compensation practices demonstrate our commitment to these principles and objectives. optionsXpress has embraced the principle of establishing aggressive but achievable goals as a key part of its compensation philosophy as it continues to grow.

Compensation Factors

General.  The Compensation Committee’s decisions regarding each NEO are based, in part on the Compensation Committee’s subjective judgment and take into account qualitative and quantitative factors, as will be set forth in the discussion below. In reviewing an NEO’s compensation, the Compensation Committee considers and evaluates all components of the officer’s total compensation package. In setting total compensation, a consistent approach is applied for all NEOs. Based on this review, the Compensation Committee concluded the NEOs’ total compensation (including compensation not yet paid) is appropriate and reasonable in the aggregate both in terms of absolute dollars and relative to performance.

Corporate Performance.  In establishing executive compensation, the Compensation Committee measures optionsXpress’ performance compared to management’s and the Board’s goals and objectives, including an annual budget, as well as to our peer group’s performance. The Compensation Committee believes that using optionsXpress’ performance as a factor in determining NEO’s compensation is effective in helping to align their interests with those of our stockholders. With that in mind, the Compensation Committee focuses on performance versus key financial and operating performance criteria, such as net income, pre-tax margin, EPS growth and customer asset growth. For purposes of peer analysis in assessing relative company performance, optionsXpress considers its peers to be other publicly-traded online brokers, which include Charles Schwab & Co., Inc., E*TRADE Group, Inc., TD Ameritrade, Inc., and TradeStation Group, Inc. The Compensation Committee reviews the list of peer group companies annually.

Benchmarking.  In establishing the compensation of the NEOs, the Compensation Committee utilizes market data regarding the compensation practices of other companies of similar size and business. The Compensation Committee believes that benchmarking is useful to stay competitive in the marketplace and for attracting and retaining qualified executives. While the Compensation Committee believes that it is prudent to consider benchmarking in determining compensation practices, it does not set strict parameters using this data. Rather, the Compensation Committee uses benchmarking data to ensure that executive compensation is not inconsistent with appropriately defined peer organizations. Two peer groups were used to benchmark compensation, a smaller group comprised of competitors in the industry of a similar size and business, and a broader peer group comprised of 14 financial service firms (including eSpeed, Inc., GFI Group Inc., Greenhill & Co Inc., International Securities Exchange Holdings, Inc., Investment Technology Group Inc, Knight Capital Group, Inc., MarketAxess Holdings Inc., Morningstar, Inc., Piper Jaffray Companies, PrivateBancorp, Inc., Sanders Morris Harris Group Inc., Stifel Financial Corp., SWS Group, Inc., and TradeStation Group, Inc.) with revenues between $75 million and $1.0 billion and market capitalizations between $225 million and $3.2 billion.

Individual Performance.  When evaluating an executive’s individual performance, the Compensation Committee relies upon Mr. Fisher’s assessment of individual performance, as well as the Compensation Committee’s and other Board members’ own assessment from their interactions with executives throughout the year. The assessment considers the executive’s efforts in achieving his or her individual goals each year, managing and developing employees and their relative role in the future growth and the executive officer’s contribution to the overall company. Each executive has different goals established that contribute to the long-term strategic goals of the company. Individual goals for executives are established by Mr. Fisher in consultation with each executive and the Compensation Committee.

Elements of Executive Compensation.

Our executive compensation program has three primary elements: base salary, annual performance-based bonuses, and long-term equity incentives. These primary elements are supplemented by the opportunity to participate in benefit plans that are generally available to all of our employees. We believe these components work in unison to provide a reasonable and well-balanced mix of both cash and non-cash compensation as well as short-term and long-term compensation to provide appropriate incentives and motivation for our NEOs and to meet our compensation philosophy and objectives discussed above.

Base Salary.  We provide NEOs with base salary to provide them a basic level of income comparable to that of executives in similar positions at other companies, taking into account the individual’s performance and experience. We believe this is consistent with competitive practices and will help ensure we retain qualified leadership in those positions. Because of our directors’ desire to emphasize those elements of compensation that are performance-based, our practice has generally been to set base salary levels for each NEO slightly below industry average. In setting these salary levels for individual NEOs, we may consider:

•	the compensation philosophy and guiding principles described above;

•	the base salary paid to the officers in comparable positions at companies in the peer group described above;

•	the overall professional experience, background and industry knowledge of the NEO and the quality of the NEO’s performance and effectiveness of his or her leadership at optionsXpress;

•	all of the components of executive compensation, including base salary, bonus, stock options and deferred share awards, and benefits; and

•	internal pay equity among optionsXpress executives.

					2007	2008
Executive	Position	2006 Actual	2007 Actual	2008 Projected	% Increase	% Increase

David A. Fisher(1)	Chief Executive Officer	$350,000	$500,000	$500,000	43%	0%
David S. Kalt(2)	Former Chief Executive Officer	$500,000	NA	NA	NA	NA
Adam J. DeWitt(3)	Chief Financial Officer	$185,000	$210,000	$260,000	14%	24%
Ned W. Bennett(4)	Executive Vice Chairman	$350,000	$350,000	$375,000	0%	7%
Peter Bottini(5)	EVP Trading and Customer Service	$240,000	$260,000	$325,000	8%	25%
Benjamin Morof	Chief Compliance Officer	$225,000	$250,000	$280,000	11%	12%

Average		$308,333	$314,000	$348,000	15%	14%

(1)	Mr. Fisher was our Chief Financial Officer prior to March 2007 and our President from March 2007 until October 2007. Prior to October 2007, Mr. Fisher’s annual compensation was $400,000.

(2)	Mr. Kalt was our Chief Executive Officer from inception through September 2007.

(3)	Mr. DeWitt was our Vice President of Finance prior to March 2007.

(4)	Mr. Bennett was our Chief Operating Officer prior to March 2007.

(5)	Mr. Bottini was not deemed to be an NEO in fiscal 2006.

The Compensation Committee reviews the salaries of its NEOs annually based on the above factors. Base salaries were increased by 14%, on average, for the NEO group in 2008. This compares to an average increase of 15% for the NEO group in 2007. The preceeding table itemizes base salary increases by position (annualized salaries as of December 31 of each year). Salary increases in 2007, for the most part, reflected increases in job scope and responsibility for most NEO positions as optionsXpress continued to grow, and Mr. Kalt’s departure led to an increased level of responsibility for each of the remaining NEOs. In particular, Mr. Fisher’s increase reflects his promotion to Chief Executive Officer in October 2007. Prior to Mr. Fisher’s promotion to Chief Executive Officer, his annual salary in 2007 was $400,000. Mr. Morof’s increase reflects his expanded responsibilities in becoming General Counsel and his management and development of our internal HR function. Mr. Bottini’s increase is a result of his leadership in improving all of our customer service while successfully exploring new ways to deliver the best trading execution to our customers and creating additional value from our trading order flow. Mr. DeWitt’s increase reflects his expanded role as Chief Financial Officer following his promotion in March 2007 in addition to an increase in the scope of his responsibilities following Mr. Fisher’s promotion to Chief Executive Officer, including the oversight of the Company’s customer fraud and customer risk departments. The Committee believes that NEO’s salaries are fair and within a reasonable market range reflecting each executive’s role, experience, tenure with optionsXpress and sustained performance over time.

Performance-Based Annual Bonus.  A substantial portion of total direct compensation is allocated to variable, performance-based incentives in the form of an annual bonus. This is done to link executive compensation closely to the achievement of targeted results and performance. As a result of this emphasis on performance-based incentives, it is expected that there will be variability in executive pay year to year.

Our bonuses for our NEOs are administered under our annual Employee Bonus Plan which is approved by the Compensation Committee in the first quarter of each fiscal year. Annual bonus awards for NEOs are determined on an annual basis and are targeted to be slightly higher than industry average as a result of base salaries being targeted slightly below industry average. For fiscal 2007, the Compensation Committee adopted the 2007 Employee Bonus Plan that generally provided that NEOs were able to earn a baseline target bonus (specified as a percentage of his or her base salary) that adjusted on a sliding scale based on:

•	the Company’s actual net income and pre-tax margin as compared to budget,

•	revenue growth compared to competitors and

•	customer asset growth compared to market indices.

Pursuant to the 2007 Employee Bonus Plan, the net income factor accounted for 65% of the target bonus, the pre-tax margin factor accounted for 15% of the target bonus and the revenue growth and customer asset growth factors each accounted for 10% of the target bonus. Pursuant to the sliding scale, the range of potential adjustments under the 2007 Bonus Plan was 0% to 138% of each NEO’s respective baseline target bonus. Based on the Company’s performance in 2007, each NEO’s baseline target bonus was adjusted to 103.5% of their original target. The calculation to arrive at the 103.5% adjustment was as follows:

	65% net income factor * 105% net income tier due to net income higher than budget	68.25%
+	15% pretax margin factor * 115% pretax margin tier due to pretax margins significantly higher than budget	17.25%
+	10% revenue factor * 100% revenue tier due to revenue growth higher than peers, but in line with target	10.00%
+	10% customer asset factor * 80% asset tier due to customer assets growing, but less than target	8.00%
=	Adjustment to baseline target bonus	103.50%

The baseline target bonus for Mr. Bennett and Mr. Fisher for 2007 was 100% of their respective base compensation paid in 2007. The baseline target bonus for Mr. DeWitt, Mr. Bottini and Mr. Morof for 2007 was 75% of their respective base compensation paid in 2007. The target bonus is also further adjusted for each employee based on individual performance. The bonuses paid to the NEOs are set forth in the Summary Compensation Table on page 24 of this Proxy Statement.

The Compensation Committee approves payouts under the prior year’s bonus and performance goals, including target award levels, for the current year within the first 90 days of each calendar year. The budgeted net income, pre-tax margins, EPS growth and customer asset growth for the bonus plan are approved each year by the Compensation Committee based on the Company budget approved by the Board. The amounts have increased each year in order to provide a proper level of incentive to the officers and, in the view of the Compensation Committee, it is not at a level that guarantees the baseline target bonus will be obtained.

Long-Term Equity Incentives.  optionsXpress’ equity programs are designed to encourage a long-term focus on results, employee retention and stock ownership. By doing so we believe these programs help align employee and stockholder interests by promoting the creation of long-term value for our stockholders. At the same time, the

Compensation Committee has carefully considered the impact of equity expensing, actions taken by optionsXpress’ peers with respect to long-term equity incentives and dilution and overhang levels. The programs consist of stock option grants and deferred share awards. All of our full-time employees participate in our equity incentive programs. optionsXpress uses an annual grant process for determining long-term incentive awards for its NEOs.

optionsXpress currently uses deferred shares and stock options as the two primary grant forms. optionsXpress believes both forms play an important role in attracting, retaining and motivating executives to focus on long-term value creation. optionsXpress uses stock options because stock options, granted at fair market value at the date of the grant, deliver value only when the stock price goes up, and thus when stockholders receive value. Stock option grants allow the NEOs to acquire shares of optionsXpress’ common stock, subject to the completion of a five-year vesting period (1/5th of the options become exercisable on each of the first five anniversary dates following the grant). These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have a ten-year term.

optionsXpress also uses deferred shares of stock because with deferred shares, executives receive full value of the shares upon vesting As a result, deferred shares enhance executive retention as a result of a forfeiture restriction in the event that the executives leave optionsXpress before the end of the stated vesting period. Deferred share grants to NEOs are subject to a five-year vesting period.

Stock option and deferred share award levels are determined based on peer analysis, individual performance and company performance, using the same criteria used in determining the performance-based annual bonuses, and vary among participants based on their positions within optionsXpress. Based on these factors, in the first quarter of each year, the Compensation Committee determines discretionary long-term equity incentive awards and allocations across the two grant forms for the NEOs, taking into account the Chief Executive Officer’s recommendation for awards other than his own. The stock awards and options awards set forth in the Summary Compensation Table on page 24 of this proxy reflect awards made through 2007. The Compensation Committee made awards for 2008 in March 2008 and those awards were disclosed in Form 4s filed with the SEC. Stock options are awarded at the Nasdaq’s closing price of optionsXpress’ Common Stock on the date of the grant. The Compensation Committee has never granted options with an exercise price that is less than the closing price of optionsXpress’ Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date. All fiscal 2007 equity grants to NEOs were made under optionsXpress’ 2005 Equity Incentive Plan.

Benefits, Perquisites and Other Compensation.  All eligible employees, including NEOs, participate in our benefit programs. We provide health and welfare benefits, including subsidized medical and dental coverage, and maintain a 401(k) plan. While the Compensation Committee reviews and monitors the level of other compensation offered to the NEOs, the Compensation Committee typically does not adjust the level of benefits offered on an annual basis. In general, the Compensation Committee believes that benefits and perquisites for NEOs should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, optionsXpress has only provided benefits to executives that are available to all full time employees with very limited exceptions and we plan to continue this approach in the future.

Pension Plan.  optionsXpress does not have a pension plan and does not anticipate creating such a plan in the future.

Post-Termination Compensation.  We have entered into agreements with Mr. Fisher and Mr. Bennett that provide them compensation under certain circumstances in the event of their termination and/or a change in control. The Compensation Committee has measured these severance payments against the compensation peer group described above under “Compensation Factors: Benchmarking” and general industry practices and believes they are reasonable when measured against the peers in light of the objective of retaining talented executives. More detail on these severance arrangements is set forth beginning on page 27 of this proxy statement under the caption “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Policy

In 2006, the Board, upon the Compensation Committee’s recommendation, adopted a Stock Ownership Policy for our directors and executives, including our NEOs, to ensure that they have a meaningful economic stake in

optionsXpress. Share ownership by our directors and officers is very important for optionsXpress. It demonstrates senior management’s commitment in our Company to our investors, employees, customers and other key constituencies.

The Compensation Committee annually reviews each executive’s compensation and stock ownership levels to review if levels are appropriate or to make adjustments. The Compensation Committee requires that executives have direct ownership of our common stock in at least the following amounts:

	Minimum Ownership Requirements
	(Lesser of 2)
Title	Number of Shares	Multiple of Base Salary

Chief Executive Officer	50,000	3x
President	20,000	2x
Executive Vice Chairman	20,000	2x
Chief Financial Officer	20,000	2x
Executive Vice President with Base Salary > $150,000	5,000	1x
Executive Vice President with Base Salary < $150,000	3,000	1x

Executives have five years from the time of adoption of the policy to comply with the ownership requirements. Newly hired or promoted executives have five years from their date of hire or promotion to attain the ownership requirement. Under the policy, the following items are considered for purposes of calculating the stock ownership of an executive:

•	common stock owned (or beneficially owned) by the executive, including shares acquired upon exercise of stock options or acquired through optionsXpress’ Employee Stock Purchase Plan; and

•	time vesting deferred shares, whether vested or not.

•	Unexercised and/or unvested stock options are not counted towards satisfaction of stock ownership requirements.

Until an executive achieves the applicable stock ownership requirement, the executive shall be required to retain shares having a value equal to at least 75% of the after-tax gain recognized with respect to his exercise of stock options, sale of vested deferred shares or other disposition with respect to any equity awards granted under optionsXpress’ equity incentive plans. The number of shares to be retained will be determined based on the value of the shares on the date of sale, rounded to the nearest whole share.

The Compensation Committee reviews stock ownership for executives annually to determine if they have satisfied the ownership requirements. If an executive does not meet the stock ownership requirements, the Compensation Committee may limit future equity awards made to such person, require all stock attained through company grants of equity be retained until the guidelines are satisfied, or take any other action the Compensation Committee deems appropriate. There may be instances in which the stock ownership requirements would place an undue hardship on an executive or prevent an executive from complying with a court order, such as a divorce settlement. In such a circumstance, the Compensation Committee may consider such hardship and grant additional transitional relief.

Compensation Recovery Policy

In 2006, the Compensation Committee implemented a guideline for repayment of bonuses whereby the Compensation Committee may seek repayment of annual bonuses in the event that the optionsXpress’ financial statements are required to be restated as a result of fraud or other intentional misconduct on the part of the bonus recipient.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The Compensation Committee considers the anticipated tax treatment to optionsXpress and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. While reserving our right to offer such compensation arrangements as may from time to time be necessary to attract and retain top-quality management, the Compensation Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee of the Board of Directors
Mr. S. Scott Wald, Chair
Mr. Bruce R. Evans
Mr. James A. Gray

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for our Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities in 2007 (who we refer to collectively as the “named executive officers” or “NEOs”).

							Change in
							Pension Value
							and Non- qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

David Fisher	2007	$425,000	$439,875	$183,242	$222,850	—	—	$10,816	(9)	$1,281,783
Chief Executive Officer(4)	2006	$350,000	$413,000	$77,414	$216,070	—	—	—		$1,056,484
David S. Kalt	2007	$371,875	$—	$14,665	$40,582	—	—	—		$427,122
Former Chief Executive Officer(5)	2006	$500,000	$590,000	$77,414	$214,904	—	—	—		$1,382,318
Adam J. DeWitt	2007	$204,792	$168,953	$18,223	$47,790	—	—	—		$439,757
Chief Financial Officer(6)	2006	$178,750	$175,000	$—	$35,173	—	—	—		$388,923
Ned W. Bennett	2007	$350,000	$362,250	$128,574	$123,885	—	—	—		$964,709
Executive Vice Chairman(7)	2006	$350,000	$413,000	$77,414	$88,891	—	—	—		$929,305
Peter Bottini	2007	$256,667	$215,600	$3,046	$19,652	—	—	—		$494,964
Executive Vice President Trading and Customer Service(8)	2006	$233,333	$225,000	$—	$11,083	—	—	—		$469,417
Benjamin Morof	2007	$243,750	$187,688	$2,284	$17,745	—	—	—		$451,468
Chief Compliance Officer	2006	$220,833	$190,000	$—	$10,522	—	—	—		$421,355

(1)	Bonus amounts represent payments under the 2006 and 2007 bonus plan that were paid in the first quarter of 2007 and 2008, respectively.

(2)	The amounts in column (e) reflect the dollar amount of deferred share awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with FAS 123(R). As a result, amounts may include amounts from awards granted prior to fiscal years 2006 and 2007. See footnote 17 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008 for the assumptions related to the calculation of these amounts.

(3)	The amounts in column (f) reflect the dollar amount of stock option awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and December 31, 2007, in accordance with FAS 123(R). As a result, amounts may include amounts from awards granted prior to fiscal years 2006 and 2007. See footnote 17 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008 for the assumptions related to the calculation of these amounts.

(4)	Mr. Fisher was our Chief Financial Officer prior to March 2007 and our President from March 2007 to October 2007.

(5)	Mr. Kalt was our Chief Executive Officer from inception through September 2007.

(6)	Mr. DeWitt was our Vice President of Finance prior to March 2007.

(7)	Mr. Bennett was our Chief Operating Officer prior to March 2007.

(8)	Mr. Bottini was not deemed to be an NEO in fiscal 2006.

(9)	All other compensation includes $8,716 in health care benefits and $2,100 for parking. The health care benefits include payments made on behalf of Mr. Fisher that were in excess of employer paid benefits generally provided to all salaried employees.

GRANTS OF PLAN-BASED AWARDS

The following table shows the equity awards made to our NEOs in 2007. For additional information on our equity programs, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

									All Other		All Other
									Stock		Option		Exercise	Grant
									Awards:		Awards		or Base	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number of		Number of		Price of	Value of
			Under Non-Equity Incentive			Under Equity Incentive			Shares of		Securities		Option	Stock and
		Date	Plan Awards			Plan Awards			Stock or		Underlying		Awards	Option
	Grant	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		($ per	Awards
Name	Date	Approved	($)	($)	($)	(#)	(#)	(#)	(#)		(#)		(share)	($)(1)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)

David A. Fisher	3/20/2007	3/19/2007	—	—	—	—	—	—	25,000		25,000		$23.32	$740,681
David S. Kalt	3/20/2007	3/19/2007	—	—	—	—	—	—	30,000	(2)	30,000	(2)	$23.32	$888,818
Adam J. DeWitt	3/20/2007	3/19/2007	—	—	—	—	—	—	5,000		5,000		$23.32	$148,136
Ned W. Bennett	3/20/2007	3/19/2007	—	—	—	—	—	—	10,000		12,000		$23.32	$314,159
Peter Bottini	7/2/2007	5/23/2007	—	—	—	—	—	—	1,200		3,000		$25.52	$56,119
Benjamin Morof	7/2/2007	5/23/2007	—	—	—	—	—	—	900		2,250		$25.52	$42,090

(1)	The amounts reflect the total value of the 2007 deferred share and option awards detailed in accordance with FAS 123(R) at the time of the grant.

(2)	All of Mr. Kalt’s 2007 stock and option awards were cancelled, in their entirety, upon his resignation in September 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the exercisable and unexercisable stock options at December 31, 2007 held by the individuals named in the summary compensation table:

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
			Equity						Awards:	Awards:
			Incentive						Number of	Market or
			Plan						Unearned	Payout
	Number of	Number of	Awards				Number of		Shares,	Value of
	Securities	Securities	Number of				Shares or	Market Value	Units or	Unearned
	Underlying	Underlying	Securities				Units of	of Shares or	Other	Shares,
	Unexercised	Unexercised	Underlying	Option			Stock That	Units of Stock	Rights	Units or
	Options	Options	Unexercised	Exercise	Option		Have Not	That Have Not	That	Other Rights
	(#)(1)	(#)(2)	Unearned	Price	Expiration		Vested	Vested	Have	That Have
Name	Exercisable	Unexercisable	Options (#)	($)	Date		(#)(1)	($)(2)(3)	Not Vested (#)	Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)

David A. Fisher	—	—	—	—	—		37,000	$1,251,340	—	—
	5,000	20,000	—	30.78	2/28/2016		—	—	—	—
	117,188	—	—	10.73	7/15/2014		—	—	—	—
	—	25,000	—	23.32	3/20/2017		—	—	—	—
	29,166	834	—	16.50	1/26/2015	(4)	—	—	—	—
David S. Kalt	—	—	—	—	—		—	—	—	—
Adam J. DeWitt	—	—	—	—	—		5,000	$169,100	—	—
	10,000	15,000	—	15.96	3/28/2015		—	—	—	—
	800	1,200	—	18.98	10/3/2015		—	—	—	—
	900	3,600	—	21.00	6/27/2016		—	—	—	—
	—	5,000	—	23.32	3/20/2017		—	—	—	—
Ned W. Bennett	—	—	—	—	—		22,000	$744,040	—	—
	2,501	—	—	0.96	3/1/2013		—	—	—	—
	7,000	28,000	—	30.78	2/28/2016		—	—	—	—
	—	12,000	—	23.32	3/20/2017		—	—	—	—
Peter Bottini	—	—	—	—	—		1,200	$40,584	—	—
	—	3,000	—	14.34	6/22/2015		—	—	—	—
	—	4,000	—	21.00	6/27/2016		—	—	—	—
	—	3,000	—	25.52	7/2/2017		—	—	—	—
Benjamin Morof	—	—	—	—	—		900	$30,438	—	—
	—	3,000	—	14.34	6/22/2015		—	—	—	—
	900	3,600	—	21.00	6/27/2016		—	—	—	—
	—	2,250	—	25.52	7/2/2017		—	—	—	—

(1)	All stock option grants and deferred share grants were made pursuant to the 2001 Plan or the 2005 Plan.

(2)	Except as indicated and subject to acceleration or termination in certain circumstances, stock options grants and deferred share grants vest 20% per year over five years beginning on the first anniversary of the grant date.

(3)	Based on the Nasdaq’s closing price of optionsXpress’ common stock on December 31, 2007 of $33.82.

(4)	Subject to acceleration or termination in certain circumstances, stock option grants vest 1/3rd on the first anniversary after the date of grant and an additional 1/36th each month thereafter.

OPTION EXERCISES & STOCK VESTED

The following table sets forth information concerning the exercise of options and vesting of deferred shares in 2007 for the individuals named in the summary compensation table:

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of	Value
	Acquired on	Realized on	Shares Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)(1)	($)	(#)(1)	($)
(a)	(b)	(c)	(d)	(e)

David A. Fisher	—	—	3,000	$69,630
David S. Kalt	2,501	$58,824	3,000	$69,630
Adam J. DeWitt	—	—	—	—
Ned W. Bennett	—	—	3,000	$69,630
Peter Bottini	3,000	$24,620	—	—
Benjamin Morof	1,000	$13,030	—	—

(1)	All stock option grants and deferred share grants were made pursuant to the optionsXpress 2001 Plan or the 2005 Plan.

PENSION BENEFITS

We are required to disclose information in this proxy statement, in a tabular format, regarding any plans that provide for retirement payments or benefits other than defined contribution plans. We have never had any such benefit plan and do not anticipate creating any such plan in the future. As a result, we have omitted this table.

NON-QUALIFIED DEFERRED COMPENSATION

We are required to disclose information in this proxy statement, in a tabular format, regarding defined contribution or other plans that provide for deferral of compensation on a basis that is not tax-qualified. We have never had any such benefit plan and do not anticipate creating such a plan in the future. As a result, we have omitted this table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have employment agreements with David Fisher and Adam DeWitt that contain severance provisions in the event of a termination. If we terminate the employment of either of these executives without cause or if either of them resigns with good reason, the executive will be entitled to receive his then current base salary for a period of twelve months (eighteen months for Mr. Fisher) following his termination, a pro rata portion of his annual target bonus for the year in which the termination occurred, an amount equal to one times (one and one-half times for Mr. Fisher) the then current target bonus adjusted for the executive’s average percentage payout for the previous three fiscal years which will be paid in equal installments for a period of twelve months (eighteen months for Mr. Fisher) following the executive’s termination, and the immediate vesting of 50% of all unvested deferred shares and stock options.

In the event that an executive’s termination without cause or resignation with good reason occurs 3 months before or 12 months after a change in control, each executive will be entitled to receive his then current base salary for a period of eighteen months (twenty-four months for Mr. Fisher) following his termination, a pro rata portion of his annual target bonus for the year in which the termination occurred, and an amount equal to one and one-half times (two times for Mr. Fisher) the then current target bonus adjusted for the individual’s average percentage payout for the previous three fiscal years which will be paid in equal installments for a period of eighteen months (twenty-four months for Mr. Fisher) following his termination.

We are currently in the process of completing similar employment agreements for Peter Bottini and Benjamin Morof. We expect these employment agreements to have similar terms to those in Mr. DeWitt’s employment agreement, including the additional payments related to a termination upon change in control detailed in the table below.

We have an employment agreement with Ned Bennett that contains severance provisions in the event of a termination. If we terminate the employment of Mr. Bennett without cause or if he resigns with good reason, he will be entitled to receive his then current base salary for a period of twelve months following his termination.

Under the terms of Mr. Kalt’s departure in September 2007, he did not receive any severance or bonus payments upon his termination.

In addition to the payments above in the event of termination in connection with a change in control, certain unvested deferred shares and options granted to senior executives become vested upon a change in control.

Also in addition to the payments detailed above, each executive is eligible to receive medical benefits until payments under the severance provisions are complete, provided however, that coverage shall terminate if the executive becomes eligible for employer-provided coverage during the time period.

Each executive is subject to confidentiality, non-compete and non-solicitation provisions of the employment agreements. The non-compete and non-solicit provisions of the agreements remain in effect until payments to the executive under the severance provisions are complete, with non-solicit provisions remaining for a minimum of twenty-four months following termination for Mr. Fisher. In addition, we have the option to extend the non-compete and non-solicitation periods for up to 24 additional months for Mr. Bennett, subject to certain conditions.

The table below contains a summary of estimated cash, deferred shares and option severance payments for each executive in the case of a termination and/or change in control on December 31, 2007.

			Accelerated Stock and Option Vesting
	Cash Severance		Upon Termination w/o				Upon Termination w/o cause
		Upon	cause(1)		Upon Change in Control		with Change in Control(2)
		Termination	Stock	Deferred	Stock	Deferred	Stock	Deferred
		w/o cause	Options	Shares	Options	Shares	Options	Shares
	Upon	with	(unvested	(unvested	(unvested	(unvested	(unvested	(unvested
	Termination	Change	and	and	and	and	and	and
	w/o cause	in Control	accelerated)	accelerated)	accelerated)	accelerated)	accelerated)	accelerated)
Name	(1)(3)(4)	(2)(3)(4)	(5)	(6)	(5)	(6)	(5)	(6)

David A. Fisher	$1,578,750	$2,105,000	$168,873	$625,670	$337,745	$1,251,340	$337,745	$1,251,340
Adam J. DeWitt	$397,810	$596,715	$192,180	$84,550	$384,360	$169,100	$384,360	$169,100
Ned W. Bennett	$350,000	$350,000	—	—	$211,120	$744,040	$211,120	$744,040

(1)	Termination as of December 31, 2007 without cause or resignation with good reason.

(2)	Termination as of December 31, 2007 without cause or resignation with good reason within 3 months prior to or 12 months following a change in control.

(3)	As described above, one component of the cash severance payments for Messrs. Fisher and DeWitt is based on historical percentage bonus payouts. The cash severance payments were estimated using actual bonus payout percentages from the three-year period 2005-2007.

(4)	Messrs. Fisher and DeWitt also receive a pro rated bonus based on their individual target bonus level and the amount of time prior to the termination during the calendar year in which they are terminated. The amounts of those pro rated bonuses had each executive been employed for a full year in 2007 would have been $500,000 and $157,500 respectively.

(5)	The payments relating to stock options represent the value of unvested and accelerated stock options as of December 31, 2007, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of optionsXpress common stock on December 31, 2007.

(6)	The payments relating to deferred shares represent the value of the unvested and accelerated stock as of December 31, 2007, calculated by multiplying the number of accelerated shares by the closing price of optionsXpress common stock on December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Incentive Plans

2005 Equity Incentive Plan.  Our Board adopted and our stockholders approved our 2005 Plan. The 2005 Plan is designed to enable us to attract, retain and motivate our directors, officers, associates and consultants, and to further align their interests with those of our stockholders, by providing for or increasing their ownership interests in our Company.

Administration.  The 2005 Plan is administered by the Compensation Committee of our Board. Our Board may, however, at any time resolve to administer the 2005 Plan. Subject to the specific provisions of the 2005 Plan, the Compensation Committee is authorized to select persons to participate in the 2005 Plan, determine the form and substance of grants made under the 2005 Plan to each participant, and otherwise make all determinations for the administration of the 2005 Plan.

Participation.  Directors (including non-employee directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, us or our subsidiaries are eligible to participate in the 2005 Plan.

Type of Awards.  The 2005 Plan provides for the issuance of stock options, deferred shares, dividend equivalents, other stock-based awards and performance awards. Performance awards may be based on the achievement of certain business or personal criteria or goals, as determined by the Compensation Committee.

Available Shares.  An aggregate of 1,250,000 shares of our common stock is reserved for issuance under the 2005 Plan, subject to annual automatic increases and certain other adjustments reflecting changes in our capitalization. If any grant under the 2005 Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld shares will thereafter be available for further grants under the 2005 Plan. The 2005 Plan provides that the Compensation Committee shall not grant, in any one calendar year, to any one participant awards to purchase or acquire a number of shares of common stock in excess of 20% of the total number of shares authorized for issuance under the 2005 Plan.

Option Grants.  Options granted under the 2005 Plan may be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options, as the Compensation Committee may determine. The exercise price per share for each option will be established by the Compensation Committee, except that in the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the fair market value of a share of common stock as of the date of grant of the option. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all of our classes of stock then outstanding, the exercise price may not be less than 110% of the fair market value of a share of common stock as of the date of grant of the option.

Terms of Options.  The term during which each option may be exercised will be determined by the Compensation Committee, but if required by the Internal Revenue Code and except as otherwise provided in the 2005 Plan, no option will be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all of our classes of stock will be exercisable more than five years from the date it is granted. All rights to purchase shares pursuant to an option will, unless sooner terminated, expire at the date designated by the Compensation Committee. The Compensation Committee will determine the date on which each option will become exercisable and may provide that an option will become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Compensation Committee. Prior to the exercise of an option and delivery of the shares represented thereby, the optionee will have no rights as a stockholder, including any dividend or voting rights, with respect to any shares covered by such outstanding option. If required by the Internal Revenue Code, the aggregate fair market value, determined as of the grant date, of shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all of our equity incentive plans may not exceed $100,000.

Amendment of Options and Amendment/ Termination of Plan.  The Board or the Compensation Committee generally have the power and authority to amend or terminate the 2005 Plan at any time without approval from our stockholders. The Compensation Committee generally has the authority to amend the terms of any outstanding award under the 2005 Plan, including, without limitation, the ability to reduce the exercise price of any options or to accelerate the dates on which they become exercisable or vest, at any time without approval from our stockholders. No amendment will become effective without the prior approval of our stockholders if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, under provisions of Section 422 of the Internal Revenue Code or by any listing requirement of the principal stock exchange on which our common stock is then listed. Unless previously terminated by the board or the committee, the 2005 Plan will terminate on the tenth anniversary of its adoption. No termination of the 2005 Plan will materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives therefore granted under the 2005 Plan.

2005 Employee Stock Purchase Plan.  Our Board adopted and our stockholders approved our 2005 Employee Stock Purchase Plan (2005 Stock Purchase Plan). The purpose of the 2005 Stock Purchase Plan is to provide an incentive for our employees (and employees of our subsidiaries designated by our Board) to purchase our common stock and acquire a proprietary interest in us.

Administration.  A committee designated by our Board will administer the 2005 Stock Purchase Plan. The 2005 Stock Purchase Plan vests the committee with the authority to interpret the 2005 Stock Purchase Plan, to prescribe, amend, and rescind rules and regulations relating to the 2005 Stock Purchase Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Stock Purchase Plan, although our Board may exercise any such authority in lieu of the committee. The 2005 Stock Purchase Plan is required to be administered in such a manner as to comply with applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934 and Section 423 of the Internal Revenue Code.

Eligibility and Participation.  Each person who is employed either by us or by one of our designated subsidiaries and is expected on a regularly-scheduled basis to work more than 20 hours per week for more than five months per calendar year, automatically will be enrolled in the 2005 Stock Purchase Plan. Newly hired employees will be eligible once they have completed three months of service, provided they are expected on a regularly-scheduled basis to work more than 20 hours per week for more than five months per calendar year.

Options to Purchase/ Purchase of Shares.  Each participant will be granted an option to purchase shares of our common stock at the beginning of each 6-month “offering period” under the 2005 Stock Purchase Plan, on each “exercise date,” during the offering period. Exercise dates generally will occur on each June 30 and December 31. Participants will purchase the shares of our common stock through after-tax payroll deductions, not to exceed 15% of the participant’s total base salary. No participant may purchase more than $25,000 of common stock in any one calendar year. The purchase price for each share will generally be the fair market value of a share on the first day of the offering period or the fair market value on the exercise date. If a participant’s employment with us or one of our designated subsidiaries terminates, any outstanding option of that participant also will terminate.

Share Reserve.  500,000 shares of our common stock is reserved for issuance over the term of the plan, subject to certain other adjustments reflecting changes in our capitalization. If any option to purchase reserved shares is not exercised by a participant for any reason, or if the option terminates, the shares that were not purchased shall again become available under the plan.

Amendment and Termination.  Our Board or the committee generally has the power and authority to amend the plan from time to time in any respect without the approval of our stockholders. However, no amendment will become effective without the prior approval of our stockholders if stockholder approval would be required by applicable law or regulation, including Rule 16b-3 under the Securities Exchange Act of 1934, Section 423 of the Internal Revenue Code, or any listing requirement of the principal stock exchange on which our common stock is then listed. Additionally, except as otherwise specified in the plan, no amendment may make any change to an option already granted that adversely affects the rights of any participant. The plan will terminate at the earliest of the tenth anniversary of its implementation, the time when there are no remaining reserved shares available for purchase under the plan, or an earlier time that our Board may determine.

2001 Equity Incentive Plan.  We maintain an equity incentive plan pursuant to which our management previously was able to, at its discretion, grant eligible employees, directors, independent contractors or consultants deferred shares or options to purchase up to 3,750,000 shares of our common stock. In general, one-third of the options become exercisable on the first anniversary date following the grant, and one-thirty-sixth of the options become exercisable on each of the succeeding 24 monthly anniversaries of the first anniversary date. All options expire ten years after the date of the grant.

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of December 31, 2007.

Number of Securities
	Number of Securities		Remaining Available For
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plan
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	785,420	$19.41	529,890
Equity compensation plans not approved by stockholders	—	—	—

Total	785,420	$19.41	529,890

COMPENSATION OF DIRECTORS

Our directors play a critical role in guiding our strategic direction and overseeing management. Developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified directors. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workloads and opportunity costs. Our compensation program for our non-employee directors is designed to compensate our directors based on their respective levels of Board participation and responsibilities, including service on Board committees. The Compensation Committee is responsible for reviewing and recommending to the Board the compensation for our non-employee directors.

Set out in the following table is information with respect to the compensation for fiscal 2007 of each of our directors who was not a full time employee. In 2007, we had three directors who were full-time employees of optionsXpress for at least a portion of the year: Mr. Kalt, Mr. Fisher and Mr. Bennett. Their compensation, in their capacity as directors and officers of optionsXpress, is set out in the Summary Compensation Table above.

					Change in
					Pension Value
					and NQ
	Fees			Non-Equity	Deferred
	Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in	Awards	Awards	Compensation	Earnings	Compensation
Director	Cash ($)	($)(1)	($)(2)	($)	($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

James A. Gray	$300,000	$75,132	$75,136(3)	—	—	—	$450,268
Howard C. Draft	$22,500	$30,055	$30,053(4)	—	—	—	$82,607
Bruce R. Evans	$30,000	$30,055	$30,053(5)	—	—	—	$90,107
Steven Fradkin	$45,000	$30,055	$30,053(6)	—	—	—	$105,107
S. Scott Wald	$35,000	$30,055	$30,053(7)	—	—	—	$95,107

(1)	The amounts in column (c) reflect the dollar amount of deferred share awards recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R), except that no estimate of forfeitures is made. As a result, amounts may include amounts from awards granted prior to fiscal year 2007. See footnote 17 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008 for the assumptions related to the calculation of these amounts.

(2)	The amounts in column (d) reflect the dollar amount of stock option awards recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R), except that no estimate of forfeitures is made. As a result, amounts may include amounts from awards granted prior to fiscal year 2007. See footnote 17 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008 for the assumptions related to the calculation of these amounts.

(3)	Mr. Gray had 13,665 option awards and 5,010 deferred share awards outstanding at the end of fiscal 2007.

(4)	Mr. Draft had 5,466 option awards and 2,004 deferred share awards outstanding at the end of fiscal 2007.

(5)	Mr. Evans had 5,466 option awards and 2,004 deferred share awards outstanding at the end of fiscal 2007.

(6)	Mr. Fradkin had 12,466 option awards and 2,004 deferred share awards outstanding at the end of fiscal 2007.

(7)	Mr. Wald had 19,466 option awards and 2,004 deferred share awards outstanding at the end of fiscal 2007.

During 2007, directors, other than our chairman, who were not full-time employees of optionsXpress or any of its subsidiaries were paid an annual retainer of $30,000 in four equal quarterly installments. In addition, the chair of our Audit Committee received an additional annual retainer of $15,000 and the chair of our Compensation Committee received an additional annual retainer of $5,000. Directors, other than our chairman, who were not full-time employees also received an option grant to purchase 5,466 shares of Common stock and 2,004 deferred shares of Common stock on May 25, 2007. Our chairman, James Gray, received an annual retainer of $300,000, an option grant to purchase 13,665 shares of Common stock and a deferred share grant of 5,010 shares of Common stock.

These compensation levels for directors were established for 2007 following a detailed review by our Compensation Committee and a third party consulting firm, Pearl Meyer & Associates, , including the structure of the program and compensation levels relative to our peer group. The Compensation Committee reviewed director compensation at the beginning of 2008 and recommended to the Board to keep director compensation at the same level as 2007 for 2008 and review director compensation again in 2009. The Board adopted the recommendation.

Our directors are also subject to the optionsXpress Stock Ownership Policy, which is discussed above in Compensation Discussion and Analysis — Stock Ownership Policy. The ownership requirements for our directors are as follows:

	Minimum Ownership Requirements
	(Lesser of 2)
Title	Number of Shares	Dollar Amount

Chairman of the Board	18,000	$550,000
Director	5,000	$150,000

Contractual Relationships with Certain Directors.

In recognition of the duties and responsibilities undertaken by Mr. Gray as our Chairman, the Compensation Committee recommended and the Board approved that optionsXpress enter into an amended and restated Retention Agreement with Mr. Gray in January 2007. Pursuant to the Retention Agreement, Mr. Gray will receive an annual retainer of $300,000. The Retention Agreement also contains confidentiality, non-compete and non-solicitation provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In fiscal 2007, Mr. Wald, Mr. Evans and Mr. Gray served as members of our Compensation Committee. No member of our Compensation Committee was, during the fiscal year, an officer or employee of the Company, or was formerly an officer of the Company. In addition, except as set forth in the section entitled “Certain Relationships and Related Transactions” on page 34 of this proxy statement, no member of our Compensation Committee was engaged in a related-party transaction with the Company since the beginning of the last fiscal year. There is no interlocking relationship between any of our executive officers and Compensation Committee, on the one hand, and the executive officers and Compensation Committee of any other companies, on the other hand, nor has any such interlocking relationship existed in the past.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2007 and fiscal 2006.

	Fiscal Year
	December 31,	December 31,
Fee Category	2006	2007
	(Thousands)

Audit Fees	$670,166	$706,540
Audit-Related Fees	—	15,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$670,166	$721,540

Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our financial statements included in our Quarterly Reports on Form 10-Q and for other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under “Audit Fees.” There were no fees billed for audit-related services rendered by Ernst & Young LLP for the years ended December 31, 2006. Audit-related fees for 2007 include charges associated with the audit of the Company’s 401(k) plan for the 2006 plan year.

Tax Fees consist primarily of fees for services provided in connection with worldwide tax planning and compliance services and assistance with tax audits and appeals. There were no fees billed for tax services rendered by Ernst & Young LLP for the years ended December 31, 2006 or 2007.

There were no fees billed for other services rendered by our independent registered public accounting firm that would be included in “All Other Fees” for the years ended December 31, 2006 and 2007.

The Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to our independent registered public accounting firm and the terms of such engagement. The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve additional services on a case-by-case basis. The Audit Committee has delegated specific pre-approval to the Chairperson of the Audit Committee provided the estimated fee of the proposed service does not exceed $50,000. All audit, audit-related and tax services for the years ended December 31, 2006 and 2007 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

MATTERS RELATING TO AUDITORS

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Committee also reviewed the consolidated financial statements of the Company for 2007 with Ernst & Young LLP, the Company’s independent auditors for 2007, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee has discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

The Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Ernst & Young LLP its independence and has concluded that there are no independence issues.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Committee has selected Ernst & Young LLP as the Company’s independent auditor for 2008.

Audit Committee
of the Board of Directors
Mr. Steven Fradkin, Chair
Mr. S. Scott Wald
Mr. Bruce R. Evans

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with the listing standards of the Nasdaq, the Audit Committee is responsible for reviewing and approving or ratifying all related party transactions. The Audit Committee has adopted a written policy to satisfy this responsibility, a copy of which is available on our website at www.optionsXpress.com/investorrelations. In accordance with the policy, the Audit Committee reviews all material facts of interested transactions that require the Committee’s approval and takes into account, among other factors it determines appropriate, whether the interested transaction is on terms no less favorable than terms generally available to any similarly situated, unrelated third parties under the same or similar circumstances and the extent of the person’s interest in the transaction. The following related party transactions were reviewed and approved by our Audit Committee or full Board:

optionsXpress receives remuneration in the form of payment for order flow for routing its trades to the various options exchanges. The payment for order flow that optionsXpress receives includes funds allocated to optionsXpress through the exchanges as well as direct payments from liquidity providers. One of the liquidity providers that routed funds to optionsXpress through the Chicago Board Options Exchange, the CBOE, is G-Bar Limited Partnership (G-Bar), a stockholder of optionsXpress. James Gray, the Chairman of the Board of optionsXpress, is the President of G-Bar. In 2007, G-Bar allocated $375,756 in funds for payment to the Company through the CBOE.

optionsXpress receives payment for order flow for routing its trades to the CBOE. In addition, optionsXpress pays the CBOE for execution costs associated with certain options transactions. Mr. Fisher currently serves as an Off-Floor (industry) Director on the CBOE. Total payments for order flow routing received from the CBOE in 2007 were $11,453,229 and total payments for execution costs made to the CBOE in 2007 were $1,458,164.

optionsXpress receives payment for order flow for routing its trades to the International Securities Exchange, LLC (ISE). In addition, optionsXpress pays the ISE for execution costs associated with certain options transactions. Mr. Bottini is currently an Industry Director of the International Securities Exchange, LLC. Total payments for order flow routing received from the ISE in 2007 were $15,558,915 and total payments for execution costs made to the ISE in 2007 were $518,152.

optionsXpress leases one of its El Paso, Texas offices from the wife of Mr. Bennett. This office is leased on a month-to-month basis. optionsXpress incurred $8,400 of expense for this lease in 2007.

Registration Agreement

On January 15, 2004, we entered into a registration agreement with investment funds affiliated with Summit Partners and certain other stockholders, including G-Bar Limited Partnership, JG 2002 Delta Trust, David S. Kalt and Ned W. Bennett. Upon consummation of our initial public offering, the agreement entitled both the holders of a majority of Summit Partners’ and holders of a majority of the other stockholders’ securities to two registrations on Form S-1 or any similar long-form registration statement and an unlimited number of registrations on Form S-2 or S-3 or any similar short-form registration statement, so long as the aggregate value of the securities to be registered on any short-form is at least $5 million. The agreement prohibits us from granting other registration rights with respect to our equity securities without the prior written consent of the holders of a majority of Summit Partners’ securities, except that we may grant registration rights if they are subordinate to those of Summit Partners. The registration agreement grants piggyback registration rights with respect to all other registrations proposed by us (except for demand registrations or registrations on a Form S-4, S-8 or successor forms). We will pay all expenses related to demand and piggyback registrations. We have also agreed to indemnify the parties to the agreement in connection with all registrations pursuant to this agreement against liabilities under the Securities Act.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in 2009 must be received by the Company no later than December 19, 2008. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2009, including nominations for election as directors of persons other than nominees of the Board, must be received no later than February 21, 2009 and must comply with the procedures outlined in the Company’s by-laws, which may be found on the Company’s website www.optionsxpress.com/investorrelations, and which are available upon request from the Corporate Secretary, 311 West Monroe Street, Suite 1000, Chicago, Illinois 60606.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the date of the anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be received not later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper written form, a stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. See “Board of Directors and Corporate Governance — Committees of the Board of Directors” on page 13 for a description of the selection criteria used by the Nominating and Corporate Governance Committee.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and regular employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company also will reimburse, upon request, all brokers and other persons holding Common Stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of Common Stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

By order of the Board of Directors,

Adam DeWitt
Secretary

Dated: April 18, 2008

Appendix A

OPTIONSXPRESS HOLDINGS, INC.

2008 EQUITY INCENTIVE PLAN

(As Adopted February 21, 2008)

1.	PURPOSE.

This plan shall be known as the optionsXpress Holdings, Inc. 2008 Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of optionsXpress Holdings, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, stock appreciation rights, performance awards or any combination of the foregoing may be made under the Plan.

2.	DEFINITIONS.

(a) “Base Price” means the price at which an SAR may be exercised with respect to a Share.

(b) “Board of Directors” and “Board” mean the board of directors of the Company.

(c) “Cause” shall, with respect to any participant, have the equivalent meaning as the term “cause” or “for cause” in any employment, consulting, or independent contractor’s agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean the occurrence of one or more of the following events:

(i) Conviction of any felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii) Deliberate or reckless conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise, or any other serious misconduct of such a nature that the participant’s continued relationship with the Company or a Subsidiary may reasonably be expected to adversely affect the business or properties of the Company or any Subsidiary; or

(iii) Willful refusal to perform or reckless disregard of duties properly assigned, as determined by the Company; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

For purposes of this Section 2(c), any good faith determination of “Cause” made by the Committee shall be binding and conclusive on all interested parties.

(d) “Change in Control” means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares or the combined voting power of the then outstanding securities of the Company; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, and (iii) independent, as defined by the rules of the Nasdaq National Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq National Market.

(g) “Common Stock” means the Common Stock, par value $.00001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(h) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 2% of a corporation, partnership, firm or other entity that engages, in any state in which the Company or any Subsidiary is doing business at the time of such person’s termination of employment, in any business which competes with any product or service of the Company or any Subsidiary.

(i) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or any agreement between the eligible participant and the Company as otherwise determined by the Committee.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Exempt Person” means (i) Summit Master Company, LLC, Summit Partners, LLC, Summit Partners, L.P. or any of their affiliates, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or any Subsidiary, or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary.

(l) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(m) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(n) “Good Reason” shall, with respect to any participant, have the equivalent meaning as the term “good reason” or “for good reason” in any employment, consulting, or independent contractor’s agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean (i) the assignment to the participant of any duties materially inconsistent with the participant’s duties or responsibilities as assigned by the Company (or a Subsidiary), or any other action by the Company (or a Subsidiary) which results in a material diminution in such duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent actions not taken in bad faith and which are remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; (ii) any material failure by the Company (or a Subsidiary) to make any payment of compensation or pay any benefits to the participant that have been agreed upon between the Company (or a Subsidiary) and the participant in writing, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; or (iii) the Company’s (or Subsidiary’s) requiring the participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of award, except for travel reasonably required in the performance of the participant’s responsibilities.

(o) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(p) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(q) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(r) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(s) “Performance Award” means a right, granted to a participant under Section 12 hereof, to receive awards based upon performance criteria specified by the Committee.

(t) “Performance Goals” means goals established by the Committee as contingencies for awards to vest and/or become exercisable or distributable.

(u) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(v) “Share” means a share of Common Stock that may be issued pursuant to the Plan.

(w) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 7, which is designated by the Committee as an SAR.

(x) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	ADMINISTRATION.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

The Committee shall have the authority to grant awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant award agreement and, to the extent an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be based on one or more of the following criteria: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing. For awards not intended to qualify as “performance based compensation” under Code Section 162(m), the Performance Goals may be other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the Company or any of its Subsidiaries or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

4.	SHARES AVAILABLE FOR THE PLAN; LIMIT ON AWARDS.

Subject to adjustments as provided in Section 19, an aggregate of 2,500,000 shares of Common Stock may be issued pursuant to the Plan, plus an automatic annual increase on the first day of each of the Company’s fiscal years beginning in 2006 and ending in 2014 equal to the lesser of (i) five percent (5%) of the aggregate number of shares of Common Stock that were initially available for issuance pursuant to the Plan or (ii) such lesser number of shares of Common Stock equal to the sum of (A) number of shares of Common Stock issued by the Company during the immediately preceding fiscal year upon exercise of options granted under the Plan or any predecessor incentive plan and (B) the number of shares of Common Stock that became vested during the immediately preceding fiscal year in connection with a stock award granted under the Plan or any predecessor incentive plan (collectively, the “Shares”). The maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options under the Plan shall not exceed the maximum aggregate number of Shares that may be issued pursuant to the Plan (subject to adjustments as provided in Section 19). Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 21 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options or stock appreciation rights) for new options or stock appreciation rights containing terms (including exercise prices) more (or less) favorable than the outstanding options or stock appreciation rights.

In any one calendar year, the Committee shall not grant to any one participant awards to purchase or acquire a number of Shares in excess of 500,000 Shares. For this purpose, the number of Shares covered by a Stock Appreciation Right shall be deemed to be the number of Shares that can be purchased or acquired pursuant to such Stock Appreciation Right.

5.	PARTICIPATION.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, stock appreciation rights, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	INCENTIVE AND NON-QUALIFIED OPTIONS.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a) PRICE.  The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) PAYMENT.  Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c) TERMS OF OPTIONS.  The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) LIMITATIONS ON GRANTS.  If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) TERMINATION.

(i) DEATH OR DISABILITY.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s options that were exercisable on the date of such cessation shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) RETIREMENT.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) DISCHARGE FOR CAUSE.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) OTHER TERMINATION.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f) OPTIONS EXERCISABLE FOR RESTRICTED STOCK.  The Committee shall have the discretion to grant options which are exercisable for Shares of restricted stock. Should the participant cease to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary while holding such Shares of restricted stock, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those Shares of restricted stock. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

7.	STOCK APPRECIATION RIGHTS.

The Committee may from time to time grant to eligible participants Stock Appreciation Rights. Each SAR will entitle the holder thereof to receive the difference between the Base Price and the Fair Market Value of one Share on the date of exercise of the SAR. The SARs granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(a) BASE PRICE.  The Base Price of an SAR shall be established by the Committee.

(b) EXERCISE OF SAR.  Unless otherwise specified in the award agreement pertaining to an SAR, an SAR may be exercised (a) by the participant’s delivery of a written notice of exercise to the Committee or its designee setting forth the number of whole SARs which are being exercised, and (b) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant award agreement, upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the award agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

(c) PAYMENT UPON EXERCISE OF SAR.  Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable award agreement.

(d) TERM OF SARS.  The term during which each SAR may be executed shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no SAR may be exercisable in whole or in part more than ten years from the date it is granted. All SARs shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each SAR shall become exercisable and may provide that a SAR shall become exercisable in installments. Each installment may be exercised in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an SAR and delivery of the Shares represented thereby, the holder shall have no rights as a stockholder with respect to any Shares covered by such outstanding SAR (including any dividend or voting rights).

(e) TERMINATION.

(i) DEATH OR DISABILITY.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s SARs that were exercisable on the date of such cessation shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the SARs; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee.

(ii) RETIREMENT.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such SARs may become fully vested and exercisable in the discretion of the Committee.

(iii) DISCHARGE FOR CAUSE.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) OTHER TERMINATION.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f) SARS EXERCISABLE FOR RESTRICTED STOCK.  The Committee shall have the discretion to grant SARs which are exercisable for Shares of restricted stock. Should the participant cease to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary while holding such Shares of restricted stock, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those Shares of restricted stock. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

8.	RESTRICTED STOCK.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of Shares of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

At such time as a participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares of restricted stock granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.	DEFERRED SHARES.

The Committee is authorized to grant deferred Shares to participants, which are rights to receive Shares, cash, or a combination thereof at the end of a specified deferral period, subject to terms and conditions as the Committee may specify.

Satisfaction of an award of deferred Shares shall occur upon expiration of the deferral period specified for such deferred Shares by the Committee (or, if permitted by the Committee, as elected by the participant). In addition, deferred Shares shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Share awards may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the deferred Share award, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of an award of deferred Shares, an award of deferred shares carries no voting or dividend or other rights associated with share ownership.

Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the award agreement evidencing the deferred Shares), the participant’s deferred Shares that are at that time subject to deferral (other than a deferral at the election of the participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to deferred Shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of deferred Shares.

10.	DIVIDEND EQUIVALENTS.

The Committee is authorized to grant dividend equivalents to a participant entitling the participant to receive cash, Shares, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock of the Company, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. The Committee may provide that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock of the Company, awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

11.	OTHER STOCK-BASED AWARDS.

The Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock of the Company, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration (including without limitation loans from the Company or a Subsidiary to the extent permissible under the Sarbanes-Oxley Act of 2002 and other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted pursuant to this Section 11.

12.	PERFORMANCE AWARDS.

The Committee is authorized to grant performance awards (including awards of options, restricted stock, SARs or deferred stock) to participants, with such awards representing the right to receive Shares, the Fair Market Value of Shares paid in cash, or a combination thereof at the end of a specified performance period after the attainment of certain Performance Goals, subject to terms and conditions as the Committee may specify. The Performance Goals and the performance period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each performance period prior to, or as soon as practicable after, the commencement of such performance period. The Committee shall also establish a schedule or schedules for the awards setting forth the portion of the award that will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant performance period. The Performance Goals shall be defined as to their respective components and meaning by the Committee (in its sole discretion). The payout of any such award may be decreased at the discretion of the Committee.

Satisfaction of a performance award shall occur upon the certification by the Committee that the Performance Goals established for such award have been satisfied. In addition, performance awards shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the performance period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine. Performance awards may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the performance Share award, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary during the applicable performance period thereof to which performance conditions apply (as provided in the award agreement evidencing the performance Shares), the participant’s performance Shares that are at that time outstanding shall be forfeited; provided that the Committee may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that the performance conditions relating to performance Shares shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of performance Shares.

13.	[INTENTIONALLY OMITTED.]

14.	WITHHOLDING TAXES.

(a) PARTICIPANT ELECTION.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 14(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) COMPANY REQUIREMENT.  The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 14(a) or this Section 14(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

15.	WRITTEN AGREEMENT; VESTING.

Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6 and 8 in connection with certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

16.	TRANSFERABILITY.

Unless the Committee determines otherwise, no option, performance award, stock appreciation right, or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code.

Unless the Committee determines otherwise, an option, stock appreciation right or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, stock appreciation right or performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option or stock appreciation right is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option, stock appreciation right, performance award or restricted stock granted under the Plan and transferred as permitted by this Section 16, and any transferee of any such option, stock appreciation right, performance award or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

17.	LISTING, REGISTRATION AND QUALIFICATION.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, stock appreciation right, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or stock appreciation right may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

18.	TRANSFERS BETWEEN COMPANY AND SUBSIDIARIES.

The transfer of an employee, consultant or independent contractor from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment or services; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

19.	ADJUSTMENTS.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and the Base Price of stock appreciation rights. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, performance awards, stock appreciation rights and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

20.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

21.	AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, any reduction in the exercise price of any options awarded under the Plan or any acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent permitted by regulations issued under Section 409A(a)(3) of the Code); provided that, except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange, or grant (a) would not constitute a distribution of deferred compensation for purposes of Section 409A(a)(3) of the Code or (b) constitutes a distribution of deferred compensation that is permitted under regulations issued pursuant to Section 409A(a)(3) of the Code.

22.	TERMINATION DATE.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on the tenth anniversary of the date of the adoption of this Plan by the Board. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

The effectiveness of this Plan, and any awards granted pursuant to the Plan, shall be contingent upon approval of the Plan by the Company’s Stockholders.

23.	SEVERABILITY.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

24.	GOVERNING LAW.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t optionsXpress Holdings, Inc. This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints David Fisher and Adam DeWitt as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, at designated on the reverse side, all the Common Shares of optionsXpress Holdings, Inc. (the “Company”) held of record by the undersigned at the close of business on April 14, 2008 at the Annual Meeting of Stockholders to be held on May 22, 2008 or any adjournment thereof. (Continued and to be dated and signed on reverse side)

t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t PROXY FOR OPTIONSXPRESS HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2008 Please mark your votes X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED AND THE PROXY IS SIGNED, WILL BE VOTED “FOR” THE like this PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OPTIONSXPRESS HOLDINGS, INC. 1. ELECTION OF CLASS III DIRECTORS: FOR ALL WITHHELD FOR NOMINEES ALL NOMINEES FOR AGAINST ABSTAIN JAMES A. GRAY 2. APPROVAL OF 2008 EQUITY INCENTIVE PLAN NED W. BENNETT STEVEN FRADKIN 3. RATIFICATION OF ERNST & YOUNG LLP AS (To withhold authority to vote for any individual nominee, strike a line through that INDEPENDENT AUDITORS nominee’s name in the list above) 4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. PLEASE MARK SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.